SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2003

Global Crossing Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201	98-0189783
(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure

On November 7, 2003, Global Crossing Ltd. issued a press release announcing that it has changed the subsidiary that will issue its new 11 percent senior secured notes under its confirmed Chapter 11 Plan of Reorganization. A copy of the press release is included herewith as Exhibit 99.1 and is incorporated into this Item 5 by reference.

Item 7.	Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press release issued by Global Crossing Ltd. on November 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2003

GLOBAL CROSSING LTD.

By:	/S/ MITCHELL SUSSIS

Name:	Mitchell Sussis
Title:	Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by Global Crossing Ltd. on November 7, 2003.